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                                                                     EXHIBIT 5.1

                       OPINION OF GIBSON DUNN AND CRUTCHER


            [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP APPEARS HERE]


October 15, 2001


(415) 393-8200

Virata Corporation
2933 Bunker Hill Lane, Suite 201
Santa Clara, California 95054

     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel for Virata Corporation, a Delaware corporation (the "Company"), in connection with the registration of 466,165 shares of Common Stock, par value $0.001 per share of the Company (the "Common Stock") issuable under the D2 Technologies, Inc. Tandem Stock Option Plan, 231,203 shares of Common Stock issuable under the Inverness Systems Ltd. Employee Share Option Plan (1997) and 27,745 shares of Common Stock issuable under the Inverness Systems Ltd. Supplemental Stock Option Plan (collectively, the "Plans"). In connection therewith, we have examined, among other things, the Registration Statement on Form S-8 (the "Registration Statement") proposed to be filed by the Company with the Securities and Exchange Commission on or about October 15, 2001. We have also examined the proceedings and other actions taken by the Company in connection with the authorization of the shares of Common Stock issuable under the Plans and such other matters as we deemed necessary for purposes of rendering this opinion.

     Based upon the foregoing, and in reliance thereon, we are of the opinion that the shares of Common Stock issuable under the Plans, when issued, delivered and paid for in accordance with the Plans and in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     The Company is a Delaware corporation. We are not admitted to practice in Delaware. However, we are familiar with the Delaware General Corporation Law and have made such review thereof as we consider necessary for the purpose of this opinion. Subject to the foregoing, this opinion is limited to the present laws of the State of Delaware and the State of California, and to the present federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

                               Very truly yours,

                               /s/ Gibson, Dunn & Crutcher LLP

                               GIBSON, DUNN & CRUTCHER LLP